Exhibit 32

Certification
Pursuant to Rule 13a-14(b) and Section 906 of the Sarbanes-Oxley Act of 2002
(18 U.S.C. Section 1350(a) and (b))

The undersigned officers, who are the Chief Executive Officer and Chief Financial Officer of DiamondRock Hospitality Company (the “Company”), each hereby certifies to the best of his knowledge, that the Company’s Annual Report on Form 10-K to which this certification is attached (the “Report”), as filed with the Securities and Exchange Commission on the date hereof, fully complies with the requirements of Section 13(a) or 15(d), as applicable, of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and that the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

/s/ William W. McCarten	/s/ Mark W. Brugger
William W. McCarten Chairman of the Board and Chief Executive Officer	Mark W. Brugger Executive Vice President, Chief Financial Officer and Treasurer
March 6, 2006	March 6, 2006